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                                                                 Exhibit 10(iii)
                           TWELFTH AMENDMENT TO LEASE
                           --------------------------

     This Twelfth Amendment to Lease (this "Amendment") is made as of August 28, 2000 by and between LaSalle Bank, N.A., as successor trustee to American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07 ("Landlord"), and The Northern Trust Company, an Illinois banking corporation.

                                    Recitals
                                    --------

     A. American National Bank and Trust Company of Chicago, as Trustee under Trust No. 65287 ("Prior Landlord") and Tenant entered into that certain Lease dated August 27, 1985 (the "Original Lease") as amended by that certain First Amendment to Agreement of Lease dated August 15, 1986 (the "First Amendment"), that certain Second Amendment to Agreement of Lease dated August 6, 1987 (the "Second Amendment"), and that certain Third Amendment to Agreement of Lease dated May 20, 1988 (the "Third Amendment").

     B. The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, was assigned by Prior Landlord to Landlord by an assignment dated April 6, 1990.

     C. Landlord and Tenant further amended the Original Lease by that certain Fourth Amendment to Agreement of Lease dated May 1, 1990, that certain Fifth Amendment to Agreement of Lease dated January 12, 1995, that certain Sixth Amendment to Agreement of Lease dated November 30, 1995 and that certain Seventh Amendment dated February 24, 1998, (the "Seventh Amendment"), that certain Eighth Amendment to Lease dated January 31, 2000, that certain Ninth Amendment to Lease dated January 31, 2000, that certain Tenth Amendment to Lease dated February 1, 2000 and that certain Eleventh Amendment to Lease dated August 1, 2000. The Original Lease, as amended by all of the aforedescribed amendments, is hereinafter referred to as the "Lease." All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

     D. Pursuant to the Lease, Tenant now leases from Landlord approximately 283,358 rentable square feet, (subject to the terms of the Tenth Amendment and the Eleventh Amendment), in the building located at 181 West Madison Street, Chicago, Illinois.

     E. Landlord and Tenant have agreed to expand the Premises and wish to confirm their agreements regarding such expansion in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. 23rd Floor Expansion Space. Effective as of the December 1, 2000 (the "23rd Floor Expansion Space Commencement Date") and continuing until March 31, 2005 (such date, the "23rd Floor Expansion Space Expiration Date") (such period, the "23rd Floor Expansion Space
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Term"), the Premises shall be expanded to include that certain space on the 23rd floor of the Building, containing approximately 21,804 rentable square feet and depicted on Exhibit A attached hereto and incorporated herein by this reference (the "23rd Floor Expansion Space"). As of the 23rd Floor Expansion Space Commencement Date, the Premises shall be deemed to contain, in the aggregate, approximately 305,162 rentable square feet. From and after the date on which Tenant executes and delivers this Amendment, Tenant shall have the right to enter the 23rd Floor Expansion Space to make inspections and measurements of the space. Notwithstanding anything to the contrary contained herein, but subject to the conditions and requirements set forth in Paragraph 4 below, Tenant shall have the right to enter the Premises and to begin to improve the 23rd Floor Expansion Space for Tenant's purposes from and after the date on which this Amendment is fully executed, in which event all of the provisions of the Original Lease applicable to occupancy of premises shall apply and be in full force and effect as to the 23rd Floor Expansion Space, other than, the obligation to pay Rent, which shall commence on the 23rd Floor Expansion Space Commencement Date. Notwithstanding the foregoing and the requirements set forth in Paragraph 4 below, Tenant shall have the right to perform the demolition portion of its tenant improvements to the 23rd Floor Expansion Space upon Landlord's approval of Tenant's demolition plans and contractors performing such work, which approval shall not be unreasonably withheld and which shall be given (or denied, with specific reasons therefor) within three (3) business days of Tenant's submission of such information to Landlord.

     2. 23rd Floor Expansion Space Base Rent. Tenant shall pay Base Rent in consideration for the leasing of the 23rd Floor Expansion Space for the 23rd Floor Expansion Space Term, for the first sixteen (16) months of such term (December 1, 2000 through March 31, 2002), at the annual rate of $21.75 per square foot, or an Annual Base Rent of $474,237.00, in equal Monthly Base Rent installments of $39, 519.75. On April 1, 2002, and thereafter, on each April 1 throughout the 23rd Floor Expansion Space Term, such Base Rent shall increase by three percent (3.0%) over the Base Rent in effect immediately prior to such adjustment date. Base Rent shall be paid promptly on the first day of each and every calendar month during the 23rd Floor Expansion Space Term.

     3. Rent Adjustments - Operating Expenses. During the 23rd Floor Expansion Space Term and with respect to the 23rd Floor Expansion Space, Tenant shall pay Tenant's Proportionate Share of Operating Expenses and Operating Expense Deposits as described in Paragraph 5 of the Original Lease. Tenant's Proportionate Share as to the 23rd Floor Expansion Space shall be 2.3737%. No Rent Adjustment (as described in Paragraph 5.B) shall be payable with respect to the leasing of the 23rd Floor Expansion Space.

     4. Condition of Space and Tenant Improvements. Tenant agrees to accept the 23rd Floor Expansion Space in its "as is" condition as of the date of this Amendment and agrees that Landlord has made no promise, representation or agreement regarding any improvements, alterations or renovations of the 23rd Floor Expansion Space, except that Landlord represents and warrants that, as of the date of this Amendment, the current electrical service for the 23rd floor includes a 600 amp main electrical switch. Tenant shall be permitted to construct leasehold improvements to such space, and Landlord will contribute an allowance to the cost thereof, in accordance with the following provisions:
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          (a) Tenant shall, at Tenant's sole cost and expense (subject to the
     Allowance, as defined below), cause to be prepared and submitted to the Landlord for Landlord's prior approval, at such time as Tenant desires, plans and specifications (the "Tenant's Plans"), including, but not limited to, all space plans, working drawings, mechanical and engineering drawings disclosing all construction to be performed to build out the 23rd Floor Expansion Space. Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved) Tenant's Plans within five (5) business days of Landlord's receipt of a complete set of Tenant's Plans. In the event Tenant's Plans are disapproved, Tenant shall revise and resubmit Tenant's Plans expeditiously and Landlord shall review the same and notify the Tenant of its approval or disapproval within three (3) business days thereafter in the same manner as required for the initial submittal. Landlord's approval shall not be unseasonably withheld or delayed. Landlord's authorized representative ("Landlord's Representative") for the purpose of Tenant's deliveries or to communications to Landlord shall be the Building General Manager, at the management office located in the Building. Tenant shall not commence any work in the 23rd Floor Expansion Space until Tenant's Plans have been approved.

          (b) Tenant is hereby granted the right to utilize contractors of Tenant's own choice to build out the 23rd Floor Expansion Space, subject to Landlord's approval as to the qualifications of such contractor which shall not be unreasonably withheld. Landlord hereby approves Valenti, Turner Construction or Alter Construction. The contractor chosen by Tenant is hereinafter referred to as "Tenant's Contractor". All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. Such work performed by Tenant's Contractor shall comply with the Americans With Disabilities Act, and with all insurance requirements and all other ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof. Tenant shall permit Landlord's Representative (and an architect or engineer designated by Landlord) to observe all construction operations within the 23rd Floor Expansion Space performed by Tenant's Contractor, provided that no supervision fee shall be charged by Landlord. Such observation by persons on behalf of Landlord shall be solely and only for the benefit of Landlord. Tenant shall pay to the Landlord the cost of any materials purchased from Landlord at Landlord's actual invoice cost for said items. Tenant shall not be charged for hoisting. No silence or statement by any person acting on behalf of Landlord shall be deemed or construed as an assumption by said persons or Landlord of any responsibility for or in relation to the construction of the 23rd Floor Expansion Space or any guarantee that the work completed within the 23rd Floor Expansion Space complies with legal requirements, complies with Tenant's Plans, or is suitable or acceptable to the Tenant for Tenant's intended business purposes. Tenant shall furnish to Landlord, prior to commencement of any work in the 23rd Floor Expansion Space, building permits (or such other documentation as is required by the City of Chicago to commence such work) and certificates of appropriate insurance. Upon completion of any installations, alterations or additions, Tenant shall furnish Landlord with building permits (to the extent not previously required and furnished), and with contractor's affidavits and full and final waivers of lien covering all labor and material expended and used in constructing the 23rd
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     Floor Expansion Space. Tenant shall hold Landlord harmless and indemnify
     Landlord from all claims and costs, damages, liens and expenses which may arise out of or are connected in any way with said construction by Tenant's Contractor.

          (c) The cost of all work (the "Work") necessary to build out all of the 23rd Floor Expansion Space (including, but not limited to, all labor, material, permits and working drawings and design costs) shall, subject to the Allowance granted herein, be the responsibility of Tenant. Landlord agrees to contribute an allowance of up to One Hundred Sixty-Six Thousand Eight Hundred and 60/100 Dollars ($166,800.60) (the "Allowance") toward the cost of the Work. The Allowance shall be paid in one lump sum payment by Landlord to Tenant within ten (10) business days following Tenant's submission to Landlord of a contract or contracts evidencing that the cost of the Work equals or exceeds the amount of the Allowance. As the Work progresses, Tenant shall require and collect, and submit copies to Landlord of, general contractor's statements, architect certificates (as to substantial completion of the stages of the Work as payments are being made therefor) and partial and final lien waivers, as the case may be, covering all Work (including design costs) for which the Allowance is being used to pay costs thereof. Tenant shall be responsible for collecting and submitting to Landlord the final lien waivers from all contractors, subcontractors and materialmen involved in the Work. If any mechanic lien is filed with respect to the Work, Tenant shall cause such lien to be discharged and removed from public record within thirty (30) days after such filing, or insure or bond over such lien to Landlord's reasonable satisfaction within such thirty (30) day period, failing which Landlord may take whatever steps are reasonably necessary to do so, at Tenant's sole cost and expense.

          (d) The 23rd Floor Expansion Space shall, upon expiration of the 23rd Floor Expansion Space Term, be left by Tenant in its then "as is" condition, broom clean and, notwithstanding anything to the contrary contained in the Lease, Landlord shall have no right to require Tenant to remove any of the improvements made to the 23rd Floor Expansion Space.

     5. Brokers. Tenant represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not dealt with any real estate brokers in connection with this Twelfth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest, LLC, initiated or participated in the negotiation of this Twelfth Amendment, submitted or showed the 23rd Floor Expansion Space or any other space in the Building to Tenant. Notwithstanding the foregoing, no party is entitled to any commission or fee in connection with the leasing of the 23rd Floor Expansion Space or the negotiation of this Twelfth Amendment. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any other party for broker commission or fees in connection with this Twelfth Amendment who claim to have dealt with the Tenant.

     Landlord represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not deal with any real estate brokers in connection with this Twelfth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest, LLC, initiated or participated in the negotiation of this Twelfth Amendment, submitted or showed the 23rd Floor Expansion Space or any other space in the Building, on behalf of Landlord, to Tenant. Notwithstanding the foregoing, no party is entitled to any commission or fee in connection with the leasing of the 23rd Floor Expansion Space or the negotiation of this Twelfth Amendment. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any and all claims of Douglas Elliman-Beitler and Staubach Midwest, LLC and any other party for broker commissions or fees in connection with this Twelfth Amendment who claim to have dealt with the Landlord.

     6. Merger. All negotiations, considerations, representations and understandings between Landlord and Tenant relating to this Twelfth Amendment are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modification, termination, or surrender of the Lease, as modified by this Twelfth Amendment, or surrender of the Premises (including the 23rd Floor Expansion Space) or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by Landlord an no act by any representative or agent of Landlord other than delivery of such a written agreement and acceptance by Landlord shall constitute agreement to and acceptance thereof. Any prior negotiations or intentions of the parties relating to this Twelfth Amendment, whether oral or evidenced by written documentation dated prior to the date of this Twelfth Amendment, are null and void, unless specifically incorporated herein by reference.

     7. Exoneration Clause. This Twelfth Amendment is executed by the undersigned, LaSalle Bank, N.A., as successor trustee to American National Bank and Trust Company of Chicago, not personally, but as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee and under the express direction of the beneficiaries of the said Trust. It is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertaking sand agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:                      LASALLE BANK, N.A., as Successor Trustee to
                               American National Bank and Trust Company of
                               Chicago, not individually, but solely as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07


                               By:  /s/ David Rosenfeld
                                  ---------------------
                               Title: Assistant Vice President
                                     -------------------------


                               Attest: Attestation not required by LaSalle
                               Bank National Association Bylaws
                                                 ______________ Secretary

TENANT:                        THE NORTHERN TRUST COMPANY



                               By:  /s/ Wayne LaChance
                                  --------------------
                               Title: Vice President
                                     ---------------
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                                   EXHIBIT A
                                   ---------

                           23RD FLOOR EXPANSION SPACE
                           --------------------------



             (Diagram of 23rd Floor Expansion Space - 21,804 RSF)